Exhibit No. 10.2

Liberty Capital Asset Management Inc.
2470 St Rose Parkway, Suite 314
Henderson, Nevada 89074

Gentlemen:

I herewith tender my resignation as Chief Financial Officer, Treasurer, Secretary and a Director of Liberty Capital Asset Management, Inc. due to personal reasons, to take affect as of the date this resignation document is executed by my hand herein and/or upon the acceptance by the Board of Directors and/or upon the Election of my Successor.  My resignation is not the result of any disagreements or disputes with the Company.

Very truly yours,

Dated this 1st day of December, 2009.
By: /s/Lee Shorey
Lee Shorey